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                          FUND PARTICIPATION AGREEMENT

THIS AGREEMENT, made and entered into this 1 of October, 1998, by and among HARTFORD LIFE INSURANCE COMPANY, a stock life insurance company organized under the laws of Connecticut (hereinafter the "Company"), on its own behalf and on behalf of each separate account of the Company set forth in Schedule A hereto, as may be amended from time to time (each such account hereinafter referred to as a "Separate Account"), TEMPLETON FUNDS, INC., an open-end diversified management investment company organized under the laws of Maryland (hereinafter the "Fund"), and FRANKLIN/TEMPLETON DISTRIBUTORS, INC., a New York corporation (hereinafter the "Underwriter").

                                  WITNESSETH:

WHEREAS, beneficial interests in the Fund are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets (the "Portfolios"); and

WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (hereinafter the "1940 Act") and its shares are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

WHEREAS, the Company issues certain group variable annuity contracts (the "Contracts") in connection with pension or profit-sharing plans intended to meet the qualification requirements of Section 401 of the Internal Revenue Code of 1986, as amended (the "Code"); and

WHEREAS, each Separate Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company under the insurance laws of the State of Connecticut to set aside and invest assets attributable to the Contracts; and

WHEREAS, Templeton Global Advisors Limited (the "Adviser") is the investment adviser of the Portfolios of the Fund and is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and any applicable state securities laws; and

WHEREAS, the Underwriter is the principal underwriter for the Fund and is registered as a broker-dealer with the Securities and Exchange Commission (hereinafter the "SEC") under the Securities Exchange Act of 1934, as amended (hereinafter the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (hereinafter "NASD"); and

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WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios set forth in Schedule A on behalf of each corresponding Separate Account set forth on such Schedule A to fund the Contracts and the Underwriter is authorized to sell such shares to unit investment trusts such as the Separate Accounts at net asset value.

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Underwriter agree as follows:

               ARTICLE I. Purchase and Redemption of Fund Shares.

1.1 The Fund and the Underwriter agree to sell to the Company those shares of the Portfolios which the Company orders on behalf of any Separate Account, executing such orders on a daily basis at the net asset value next computed after receipt and acceptance by the Fund or its designee of such order. For purposes of this Section 1.1, the Company shall be the designee of the Fund for receipt of such orders from each Separate Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund or the Underwriter receives notice of such order by 9:00 a.m. Eastern Time on the next following Business Day. The Company shall pay for Portfolio shares by the scheduled close of federal funds transmissions on such next following Business Day after it places an order to purchase Portfolio shares in accordance with this Section and the Company shall be liable for any loss to the Underwriter or the Fund in any way arising from a cancellation or adjustment caused by the Company's failure to pay for such shares by such close of federal funds transmissions; provided, however, such liability of the Company shall not exceed the applicable increase in share net asset value between the net asset value next determined after the order was received and the net asset value next determined after the federal funds payment for such order is received by the Fund's designated custodian. Payment shall be in federal funds transmitted by wire to the Fund's designated custodian. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC.

1.2 The Fund and the Underwriter agree to make shares of the Portfolios available indefinitely for purchase at the applicable net asset value per share by the Company on Business Days; provided, however, that the Board of Trustees or Directors, as applicable, of the Fund (hereinafter the "Trustees/Directors") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees/Directors, acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of any Portfolio.

1.3 The Fund and the Underwriter agree to redeem for cash, upon the Company's request, any full or fractional shares of the Fund held by the Company on behalf of a Separate Account, executing such requests on a daily basis at the net asset value next computed after

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receipt and acceptance by the Fund or its designee of the request for redemption. For purposes of this Section 1.3, the Company shall be the designee of the Fund for receipt of requests for redemption from each Separate Account and receipt by such designee shall constitute receipt by the Fund; provided the Fund or the Underwriter receives notice of such request for redemption by 9:00 a.m. Eastern Time on the next following Business Day. Payment shall be in federal funds transmitted by wire to the Separate Account as designated by the Company, on the same Business Day the Fund or the Underwriter receives notice of the redemption order from the Company provided that the Fund or the Underwriter receives the notice by 9:00 a.m. Eastern Time on such Business Day.

1.4 The Company agrees to purchase and redeem the shares of the Portfolios named in Schedule A offered by the then current prospectus of the Fund in accordance with the provisions of the applicable prospectus.

1.5. The Company will place separate orders to purchase or redeem shares of each Portfolio. Each order shall describe the net amount of shares and dollar amount of each Portfolio to be purchased or redeemed.

1.6 Issuance and transfer of the Fund's shares will be by book entry only. Share certificates will not be issued to the Company or any Separate Account. Purchase and redemption orders for Fund shares will be recorded in an appropriate title for each Separate Account or the appropriate subaccount of each Separate Account. The Company will create and maintain records of transactions in Contracts and shares of the Fund and all other records required by the Advisers Act and other applicable laws, rules and regulations. The Company will provide the Fund, the Underwriter and the Adviser with access to its records for transactions in Contracts related to the Fund and the purchase and redemption by the Separate Accounts of shares of the Fund.

1.7 The Underwriter shall furnish notice as soon as reasonably practicable to the Company of any income, dividends or capital gain distributions payable on the Fund's shares. The Company hereby elects to receive all such dividends and distributions as are payable on a Portfolio's shares in the form of additional shares of that Portfolio. The Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions. The Company reserves the right to revoke this election and to receive in cash all such dividends and distributions declared after receipt of notice of revocation by the Fund.

1.8 The Underwriter shall make the net asset value per share for each Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:30 p.m., Eastern Time.

1.9 If the Underwriter provides incorrect share net asset value information through no fault of the Company, the Company shall be entitled to an adjustment with respect to the Fund

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shares purchased or redeemed to reflect the correct net asset value per share.
Any error in the calculation or reporting of net asset value per share, dividend or capital gain information shall be reported promptly to the Company upon discovery.

1.10 If the Company provides incorrect processing information through no fault of the Fund, the Underwriter and the Adviser, the Fund shall be entitled to an adjustment with respect to the Fund shares purchased or redeemed to reflect the correct information. Any error in the information provided by the Company shall be reported to the Fund, the Underwriter and the Adviser promptly upon discovery.

                   ARTICLE II. Representations and Warranties

2.1. The Company represents and warrants that the Contracts are or will be registered unless exempt and that it will maintain such registration under the 1933 Act to the extent required by the 1933 Act; that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Separate Account prior to any issuance or sale of Contracts, shares or other interests therein, as a segregated asset account under the insurance laws of the State of Connecticut and has registered or, prior to any issuance or sale of the Contracts, will register and will maintain the registration of each Separate Account as a unit investment trust in accordance with and to the extent required by the provisions of the 1940 Act, unless exempt therefrom, to serve as a segregated investment account for the Contracts. Unless exempt, the Company shall amend its registration statement for its Contracts under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its Contracts. The Company shall register and qualify the Contracts for sale in accordance with securities laws of the various states only if and to the extent deemed necessary by the Company.

2.2 The Fund and the Underwriter represent and warrant that (i) Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act and duly authorized for issuance in accordance with applicable law and that the Fund is and shall remain registered under the 1940 Act for as long as the Fund shares are sold; (ii) the Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares; and (iii) the Fund shall register and qualify its shares for sales in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund or the Underwriter.

2.3 The Fund represents that each Portfolio (a) is currently qualified as a Regulated Investment Company under Subchapter M of the Code; (b) will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision); and (c) will notify the Company immediately upon having a reasonable basis for believing that such Portfolio has ceased to so qualify or might not so qualify in the future.

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2.4  To the extent that the Fund finances distribution expenses pursuant to Rule
12b-1 under the 1940 Act, the Fund represents that its Board of Trustees or Directors, as applicable, including a majority of its Trustees/Directors who are not interested persons of the Fund, have formulated and approved a plan under Rule 12b-1 to finance distribution expenses.

2.5 The Fund makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or insurance regulations of the various states.

2.6 The Underwriter represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The Underwriter further represents that it will sell and distribute the Fund shares in accordance in all material respects with all applicable federal and state securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

2.7 The Fund represents that it is lawfully organized and validly existing under the laws of the State of Maryland and that it does and will comply in all material respects with applicable provisions of the 1940 Act.

2.8 The Fund represents and warrants that all of its Trustees/Directors, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of the Fund are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid Bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

2.9 The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Fund are covered by a blanket fidelity bond or similar coverage in an amount not less than $5 million. The aforesaid includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

2.10 The foregoing representations and warranties shall be made, by the party hereto that makes the representation or warranty as of the date first written above and at the time of each purchase and each sale of the Fund's shares pursuant to this Agreement.

        ARTICLE III. Prospectuses; Reports and Proxy Statements; Voting

3.1 The Fund shall provide the Company at no charge with as many printed copies of the Fund's current prospectus and statement of additional information as the Company may reasonably request. If requested by the Company, in lieu of providing printed copies of the

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Fund's current prospectus and statement of additional information, the Fund may provide camera-ready film, computer diskettes or e-mail transmissions containing the Fund's prospectus and statement of additional information, and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus and/or statement of additional information for the Fund hare amended during the year) to have the prospectus for the Contracts and the Fund's prospectus printed together in one document or separately. The Company may elect to print the Fund's prospectus and/or its statement of additional information in combination with other fund companies' prospectuses and statements of additional information.

3.2(a). The Fund shall provide the Company at no charge with copies of the Fund's proxy statements, Fund reports to shareholders, and other Fund communications (except for prospectuses and statements of additional information, which are covered in Section 3.2(a) above) to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners. Neither the Fund nor the Underwriter shall pay any costs of distributing such proxy-related material, reports to shareholders, and other communications to prospective Contract owners.

3.2(b). The Company agrees to provide the Fund or its designee with such information as may be reasonably requested by the Fund to assure that the Fund's expenses do not include the cost of typesetting, printing or distributing any of the foregoing documents other than those actually distributed to existing Contract owners or, with respect to prospective customers, as permitted under any Rule 12b-1 plan of the Fund.

3.3. The Fund's statement of additional information shall be obtainable by Contract owners from the Fund, the Underwriter, the Company or such other person as the Fund may designate.

3.4 If and to the extent required by law the Company shall distribute all proxy material furnished by the Fund to Contract owners to whom voting privileges are required to be extended and shall:

       A.  solicit voting instructions from Contract owners;

       B. vote the Fund shares held in the Separate Account in accordance with instructions received from Contract owners; and

       C. so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass through voting privileges for variable annuity contract owners, vote Fund shares held in the Separate Account for which no timely instructions have been received, in the same proportion as Fund shares of such Portfolio for which instructions have been received from the Company's Contract owners. The Company reserves the right to vote Fund shares held in any segregated asset account for its own account, to

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          the extent permitted by law. Notwithstanding the foregoing, with respect to the Fund shares held by unregistered Separate Accounts that issue Contracts issued in connection with employee benefit plans subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, the Company shall vote such Fund shares allocated to such Contracts only in accordance with the Company's agreements with such Contract owners.

3.5 The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders. The Fund will not hold annual meetings but will hold such special meetings as may be necessary from time to time. Further, the Fund will act in accordance with the SEC interpretation of the requirements of Section 16(a) with respect to periodic elections of directors or trustees and with whatever rules the SEC may promulgate with respect thereto.

                   ARTICLE IV. Sales Material and Information

4.1 The Company shall furnish, or shall cause to be furnished, to the Fund, the Underwriter or their designee, each piece of sales literature or other promotional material prepared by the Company or any person contracting with the Company in which the Fund, the Adviser or the Underwriter is described, at least ten Business Days prior to its use. No such literature or material shall be used without prior approval from the Fund, the Underwriter or their designee.

4.2 Neither the Company nor any person contracting with the Company shall give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports to shareholders or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee, except with the permission of the Fund or its designee.

4.3 The Fund shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company or any Separate Account is named, at least ten Business Days prior to its use. No such material shall be used without prior approval from the Company.

4.4 Neither the Fund nor the Underwriter shall give any information or make any representations on behalf of the Company or concerning the Company, each Separate Account, or the Contracts other than the information or representations contained in a registration statement or prospectus for the Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for each Separate Account which are in the public domain or approved by the Company for distribution to Contract owners or

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participants, or in sales literature or other promotional material approved by the Company, except with the permission of the Company.

4.5 The Fund will provide to the Company at least one complete copy of all prospectuses, statements of additional information, reports to shareholders, proxy statements, and all amendments to any of the above, that relate to the Fund or its shares, promptly after the filing of such document with the SEC or other regulatory authorities.

4.6. The Company will provide to the Fund at least one complete copy of all prospectuses, statements of additional information, reports, solicitations for voting instructions, and all amendments to any of the above, that relate to the investment in a Separate Account or Contract, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

4.7 For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, Internet, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, electronic mail, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials.

4.8 The Company agrees and acknowledges that the Company has no right, title or interest in the names and marks of the Fund, Franklin, Franklin/Templeton or Templeton and that all use of any designation comprised in whole or part or such names or marks under this Agreement shall inure to the benefit of the Fund and the Underwriter. Except as provided in Section 4.1, the Company shall not use any such names or marks on its own behalf or on behalf of a Separate Account in connection with marketing the Contracts without prior written consent of the Fund and the Underwriter. Upon termination of this Agreement for any reason, the Company shall cease all use of any such names or marks.

                          ARTICLE V. Fees and Expenses

5.1 The Fund shall pay no fee or other compensation to the Company under this Agreement, except that if the Fund or any Portfolio adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses, then, subject to obtaining any required exemptive orders or other regulatory approvals, the Underwriter may make payments to the Company or, if applicable, to the underwriter for the Contracts if and in amounts agreed to by the Underwriter in writing.

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                          ARTICLE VI. Indemnification

6.1  Indemnification By The Company

(a) The Company agrees to indemnify and hold harmless the Fund, the Underwriter and each of their respective trustees, directors, officers, employees or agents and each person, if any, who controls the Fund or the Underwriter within the meaning of section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 6.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

       (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or statement of information for the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to an Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished by such Indemnified Party or the Fund to the Company on behalf of the Fund for use in the registration statement, prospectus or statement of additional information for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

       (ii) arise out of or as a result of (a) statements or representations by or on behalf of the Company (other than statements or representations contained in the Fund registration statement, Fund prospectus or sales literature or other promotional material of the Fund not supplied by the Company, or persons under its control and other than statements or representations authorized by the Fund, the Underwriter or the Adviser); or (b) the willful misfeasance, bad faith, gross negligence or reckless disregard of duty of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

       (iii) arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in the Fund registration statement, Fund prospectus, statement of additional information or sales literature or other promotional material of the Fund (or any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon and in conformity

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            with information furnished to the Fund or the Underwriter by the
            Company or persons under its control; or

       (iv) arise as a result of any material failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

       (v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach by the Company of this Agreement; except to the extent provided in Sections
            6.1 (b) and 6.3 hereof.

(b) No party shall be entitled to indemnification to the extent that such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

(c) In accordance with Section 6.3 hereof, the Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

6.2  Indemnification by the Underwriter

(a) The Underwriter agrees, with respect to each Portfolio that it distributes, to indemnify and hold harmless the Company and each of its directors, officers, employees or agents and each person, if any, who controls the Company within the meaning of section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 6.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the shares of the Portfolios that it distributes or the Contracts and:

       (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or statement of additional information for the Fund or sales literature or other promotional material of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished by such Indemnified Party or the Company to the Fund or the Underwriter on behalf of the Company for use in the registration statement, prospectus or statement of additional information for the Fund or in sales literature of the Fund (or any amendment or

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            supplement thereto) or otherwise for use in connection with the sale of the Contracts or the Portfolio shares; or

       (ii) arise out of or as a result of (a) statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Contracts not supplied by the Fund or the Underwriter or persons under their respective control and other than statements or representations authorized by the Company); or (b) the willful misfeasance, bad faith, gross negligence or reckless disregard of duty of the Fund or the Underwriter or persons under the control of the Fund or the Underwriter, respectively, with respect to the sale or distribution of the Contracts or Portfolio shares; or

       (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, statement of additional information or sales literature or other promotional material with respect to the Contracts (or any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by the Fund or the Underwriter or persons under the control of the Fund or the Underwriter, respectively; or

       (iv) arise as a result of any material failure by the Fund or the Underwriter to provide the services and furnish the materials under the terms of this Agreement; or

       (v) arise out of or result from any material breach of any representation and/or warranty made by the Underwriter or the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter or the Fund; except to the extent provided in Sections 6.2(b) and 6.3 hereof.

(b) No party shall be entitled to indemnification to the extent that such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

(c) In accordance with Section 6.3 hereof, the Indemnified Parties will promptly notify the Underwriter of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Separate Accounts.

6.3.  Indemnification Procedure

(a) Any person obligated to provide indemnification under this Article VI ("Indemnifying Party" for the purpose of this Section 6.3) shall not be liable under the indemnification provisions of this Article VI with respect to any claim made against a party entitled to indemnification under this Article VI ("Indemnified Party" for the purpose of this

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Section 6.3) unless such Indemnified Party shall have notified the Indemnifying
Party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such party shall have received notice of such service on any designated agent), but failure to notify the Indemnifying Party of any such claim shall not relieve the Indemnifying Party from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of the indemnification provision of this
Article VI. In case any such action is brought against the Indemnified Party, the Indemnifying Party will be entitled to participate, at its own expense, in the defense thereof. The Indemnifying Party also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Indemnifying Party to the Indemnified Party of the Indemnifying Party's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by the Indemnified Party, and the Indemnifying Party will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless:

       (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or

       (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.

A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article VI. The indemnification provisions contained in this Article VI shall survive any termination of this Agreement.

                          ARTICLE VII. Applicable Law

7.1 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Connecticut.

7.2 This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

                           ARTICLE VIII. Termination

8.1  This Agreement shall terminate:

(a) at the option of any party upon three months' advance written notice to the other parties unless otherwise agreed in a separate written agreement among the parties; or

(b) at the option of the Fund, the Underwriter or the Adviser upon institution of formal proceedings against the Company by the NASD, NASD Regulation, Inc. ("NASDR"), the SEC, the insurance commission of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the administration of the Contracts, the operation of the Separate Accounts, or the purchase of the Fund shares, which in the judgment of the Fund, the Underwriter or the Adviser are reasonably likely to have a material adverse effect on the Company's ability to perform its obligations under this Agreement; or

(c) at the option of the Company upon institution of formal proceedings against the Fund, the Underwriter or the Adviser by the NASD, NASDR, the SEC, or any state securities or insurance department or any other regulatory body, related to the purchase or sale of the Fund shares or the operation of the Fund which in the judgment of the Company are reasonably likely to have a material adverse effect on the Underwriter's, the Fund's or the Adviser's ability to perform its obligations under this Agreement; or

(d) at the option of the Company if a Portfolio delineated in Schedule A ceases to qualify as a Regulated Investment Company under Subchapter M of the Code (a "RIC"), or under any successor or similar provision, and the disqualification is not cured within the period permitted for such cure, or if the Company reasonably believes that any such Portfolio may fail to so qualify and be unable to cure such disqualification within the period permitted for such cure; or

(e) at the option of any party to this Agreement, upon another party's material breach of any provision of this Agreement; provided that the party not in breach shall give the party in breach notice of the breach and the party in breach shall not cure such breach within 30 days of receipt of such notice of breach; or

(f) at the option of the Company, if the Company determines in its sole judgment exercised in good faith, that either the Fund, the Underwriter or the Adviser has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Company; or

(g) at the option of the Fund, the Underwriter or the Adviser if the Fund, the Underwriter or the Adviser respectively, shall determine in its sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Fund or Underwriter; or

(h) on October 31, 1998, in the event that the Board of Directors or Trustees, as applicable, of the Fund (the "Board") shall not, by such date, have approved and adopted the Fund's entry into and performance of this Agreement by the vote of the Board at an in-person meeting of the Board in compliance with Section 15(c) of the 1940 Act; provided that such termination shall not be effective until written notice of the failure, by such date, of the Board to approve and adopt in such manner the Fund's entry into and performance of this Agreement shall be furnished by the Fund to the other parties hereto.

8.2  Notice Requirement

(a) In the event that any termination of this Agreement is based upon the provisions of Sections 8.1(b), 8.1(c) or 8.1(d), prompt written notice of the election to terminate this Agreement for cause shall be furnished by the party terminating the Agreement to the non-terminating parties, with said termination to be effective upon receipt of such notice by the non-terminating parties; provided that for any termination of this Agreement based on the provisions of
Section 8.1(d), said termination shall be effective upon the Portfolio's failure to qualify as a RIC and to cure such disqualification within the period permitted for such cure.

(b) In the event that any termination of this Agreement is based upon the provisions of Sections 8.1(f) or 8.1(g), prior written notice of the election to terminate this Agreement for cause shall be furnished by the party terminating this Agreement to the non-terminating parties. Such prior written notice shall be given by the party terminating this Agreement to the non-terminating parties at least 60 days before the effective date of termination.

8.3 It is understood and agreed that the right to terminate this Agreement pursuant to Section 8.1(a) may be exercised for any reason or for no reason.

8.4  Effect of Termination

(a) Notwithstanding any termination of this Agreement pursuant to Section 8.1(a) through 8.1(g) of this Agreement and subject to Section 1.2 of this Agreement, the Company may require the Fund and the Underwriter to continue to make available additional shares of the Fund for so long after the termination of this Agreement as the Company desires pursuant to the terms and conditions of this Agreement as provided in paragraph (b) below, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"), unless such further sale of Fund shares is proscribed by law, regulation or an applicable regulatory body. Specifically, without limitation, the owners of the Existing Contracts shall be permitted to direct reallocation of investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts unless such further sale of Fund Shares is proscribed by law, regulation or an applicable regulatory body.

(b) If shares of the Fund continue to be made available after termination of this Agreement pursuant to this Section 8.4, the provisions of this Agreement shall remain in effect exclusively with respect to Existing Contracts unless such further sale of Fund Shares is proscribed by law, regulation or an applicable regulatory body.

8.5 Until 90 days after the Company shall have notified the Fund, the Underwriter or the Adviser of its intention to do so, or except as necessary to implement Contract owner initiated or approved transactions, or as required by state insurance laws or regulations, the Company shall not redeem Fund Shares attributable to the Contracts (as opposed to Fund shares attributable to the Company's assets held in the Separate Account), and the Company shall not prevent Contract owners from allocating payments to a Portfolio that was otherwise available under the Contracts.

                              ARTICLE IX. Notices

9.1 (a) Any notice shall be deemed duly given only if sent by hand or overnight express delivery, evidenced by written receipt or by certified mail, return receipt requested, to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party. All notices shall be deemed given three business days after the date received or rejected by the addressee.

     If to the Company:

            Hartford Life Insurance Company
            200 Hopmeadow Street
            Simsbury, Connecticut 06089
            Attention: Peter J. Vogt

     with a copy to:

            Lynda Godkin, General Counsel
            Hartford Life Insurance Company
            200 Hopmeadow Street
            Simsbury, Connecticut 06089

     If to the Fund:

            Templeton Funds, Inc.
            500 East Broward Boulevard
            Fort Lauderdale, Florida 33394-3091
            Attention: Barbara J. Green, Secretary

     If to the Underwriter:

            Franklin Templeton Distributors, Inc.
            777 Mariners Island Boulevard
            San Mateo, California 94404
            Attention: Deborah R. Gatzek, Senior Vice President

     with a copy to:

            Franklin Institutional Services Corporation
            1800 Gateway Drive
            San Mateo, California 94404
            Attention: Norman Richard Frisbie, Jr., Vice President

                            ARTICLE X Miscellaneous

10.1 Subject to law and regulatory authority, each party hereto shall treat as confidential all information reasonably identified as such in writing by any other party hereto (including without limitation the names and addresses of the owners of the Contracts) and, except as contemplated by this Agreement, shall not disclose, disseminate or utilize such confidential information without the express prior written consent of the affected party until such time as it may come into the public domain.

10.2 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

10.3 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

10.4 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

10.5 This Agreement shall not be assigned by any party hereto without the prior written consent of all the parties.

10.6 Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, NASDR and state insurance regulators) and shall permit each other and such authorities (and the parties hereto) reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

10.7 Each party represents that (a) the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or trust action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; provided that the foregoing representation by the Fund is subject to approval and adoption of the Fund's entry into and performance of this Agreement by the vote of the Board at an in-person meeting of the Board in compliance with Section 15(c) of the 1940 Act as provided in
Section 8.1(h) of this Agreement; (b) the party has obtained, and during the term of this Agreement will maintain, all authorizations, licenses, qualifications or registrations required to be maintained in connection with the performance of its duties under this Agreement; and (c) the party will comply in all material respects with all applicable laws, rules and regulations.

10.8 The parties to this Agreement may amend the Schedules to this Agreement from time to time to reflect changes in or relating to the Contracts, the Separate Accounts or the Portfolios of the Fund.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized representative as of the date first written above.

HARTFORD LIFE INSURANCE COMPANY        TEMPLETON FUNDS, INC.

By     /s/ Donald A. Salama            By     /s/ Deborah R. Gatzek
       ------------------------------         ------------------------------
Name:  Donald A. Salama                Name:  Deborah R. Gatzek
Title: Vice President                  Title: Vice President

FRANKLIN/TEMPLETON DISTRIBUTORS, INC.

By     /s/ Deborah R. Gatzek
       ------------------------------
Name:  Deborah R. Gatzek
Title: Senior Vice President

                                   SCHEDULE A

SEPARATE ACCOUNTS                                             PORTFOLIOS
----------------------------------------------------------------------------------
Separate Account TK, Separate Account TK-1,         Templeton Foreign Fund Class 1
Separate Account TK-2, Separate Account TK-3, and   Shares
Separate Account TK-4

                                   SCHEDULE A

                               SEPARATE ACCOUNTS

Each Separate Account established by resolution of the Board of Directors of the Company under the insurance laws of the State of Connecticut to set aside and invest assets attributable to the Contracts. Currently, those Separate Accounts are as follows:

401 Market

K, K1, K2, K3, K4
TK, TK1, TK2, TK3, TK4
VK, VK1, VK2, VK3, VK4
UK, UK1, UK2, UK3, UK4

403 AND 457 MARKETS

DCI, DCII, DCIII, DCIV, DCV, DCVI, 457, UFC

                                   PORTFOLIOS

Franklin Small Cap Growth Fund I Class A Shares
Franklin Small Cap Growth Fund II Class A Shares

Hartford Life Insurance Company
200 Hopmeadow Street
Simsbury, CT 06089

Attention: Maria F. McKeon

Re: FIRST AMENDMENT TO FUND PARTICIPATION AGREEMENT AND EXHIBIT A BETWEEN HARTFORD LIFE INSURANCE COMPANY, FRANKLIN/TEMPLETON
      DISTRIBUTORS, INC. AND TEMPLETON FUNDS, INC.

WHEREAS, HARTFORD LIFE INSURANCE COMPANY, (hereinafter the "Company"), FRANKLIN/TEMPLETON DISTRIBUTORS, INC., (hereinafter the "Underwriter"), and TEMPLETON FUNDS, INC., (hereinafter the "Fund") heretofore entered into a Fund Participation Agreement dated October 1, 1998, as amended (the "Agreement") on its own behalf and on behalf of each separate account of the Company set forth in Schedule A hereto, (each such separate account hereinafter referred to as a "Separate Account"); and

WHEREAS, beneficial interests in the Fund are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets (the "Portfolios"); and

WHEREAS, THE Company issues certain group variable annuity contracts and group funding agreements (the "Contracts") in connection with retirement plans intended to meet the qualification requirements of Sections 401, 403(b) or 457 of the Internal Revenue Code of 1986, as amended (the "Code"); and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios set forth in Schedule A on behalf of each corresponding Separate Account set forth on such Schedule A to fund the Contracts and the Underwriter is authorized to sell such shares to unit investment trusts such as the Separate Accounts at net asset value.

NOW THEREFORE, in consideration of their mutual promises, the Company, Underwriter and Fund hereby amend the Agreement by:

       - Amending and restating Schedule A of the Agreement to include Separate Accounts from 401, 403 and 457 markets. Any of the Separate Accounts described on the Schedule A, as amended, may invest in any of the Portfolios listed on the Schedule A ; and

       - The provisions contained in this Agreement shall be subject to the provisions of Schedule B of the Master Shareholder Services Agreement, as amended, which contains National Securities Clearing Corporation ("NSCC") provisions and shall be controlling in the event of any conflict between the two sets of provisions.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized representative as of 20th day of September, 2000.

                           FRANKLIN/TEMPLETON DISTRIBUTORS, INC.

                           By:  /s/ Rupert H. Johnson, Jr.
                                ----------------------------------------
                                Rupert H. Johnson, Jr., Executive Vice
                                President and Director

                           TEMPLETON FUNDS, INC.

                           By:  /s/ David P. Goss
                                ----------------------------------------
                                David P. Goss, Vice President &
                                Assistant Secretary

Accepted and agreed to:

HARTFORD LIFE INSURANCE COMPANY

By:    /s/ Olga Zalevsky
       ----------------------------------------
Name:  Olga Zalevsky
Title: Assistant Actuary
Date:  11/06/00

                                   SCHEDULE A

                               SEPARATE ACCOUNTS

Each Separate Account established by resolution of the Board of Directors of the Company under the insurance laws of the State of Connecticut to set aside and invest assets attributable to the Contracts. Currently, those Separate Accounts are as follows:

401 Market

K, K1, K2, K3, K4]
TK, TK1, TK2, TK3, TK4
VK, VK1, VK2, VK3, VK4
UK, UK1, UK2, UK3, UK4

403 AND 457 MARKETS

DCI, DCII, DCIII, DCIV, DCV, DCVI, 457, UFC

                                   PORTFOLIOS

Templeton Foreign Fund Class A Shares

                                   EXHIBIT B

             PROVISIONS RELATING TO AGENCY SERVICES (NSCC VERSION)

A. You, or your agent or designee, agree, in connection with establishing an account or accounts for Benefit Plans, to complete an Account Application for each registration, if requested by Franklin Templeton.

B. You represent that you or your agent or designee are members of the National Securities Clearing Corporation ("NSCC") and you agree that the terms and conditions of NSCC membership shall be incorporated herein and the parties hereto shall act according to their duties as NSCC members and the procedures established by the NSCC, specifically with respect to the transmission and acceptance of electronic instructions for the purchase and redemption of Fund shares through the NSCC's Defined Contribution Clearance and Settlement ("DCC&S") System.

C. We will furnish or cause to be furnished to you, for each Fund (1) confirmed net asset value information as of the close of trading (currently 4:00 p.m. Eastern time, 1:00 p.m. Pacific time) on the New York Stock Exchange (the "Close of Trading") on each business day that the New York Stock Exchange is open for business (each a "Business Day") or at such other time as the net asset value of a Fund is calculated, as disclosed in the relevant then current prospectus(es), in a format which includes the Fund's name and the change from the last calculated net asset value, (2) dividend and capital gains information as it arises, and (3) in the case of fixed income funds, the daily accrual or the distribution rate factor. We shall use our best efforts to provide such information to you via the NSCC's Networking or Mutual Fund Profile system by 6:30 p.m. Eastern time, 3:30 p.m. Pacific time.

D.  You, as agent for the Franklin Templeton Funds shall for each Fund Account:
(1) receive from the Benefit Plans for acceptance before the Close of Trading on each Business Day: (a) orders for the purchase of shares of any Fund, (b) exchange orders, and (c) redemption requests and redemption directions with respect to shares of any Fund held by the Benefit Plans ("Instructions"); (2) transmit to the NSCC net purchase and/or net redemption Instructions to be received by us no later than 6:00 a.m. Eastern time, 3:00 a.m. Pacific time on the next Business Day; and (3) upon acceptance of any such Instructions, communicate such acceptance to the applicable Benefit Plans (a "Confirmation"). All Instructions shall include the fund/broker account number assigned to your account(s). The Business Day on which such Instructions are received in proper form by you and time stamped by the Close of Trading will be the date as of which Fund shares shall be deemed purchased, exchanged, or redeemed, provided such Instructions are transmitted to us within the time set forth above. Instructions received in proper form by you and time stamped after the Close of Trading on any given Business Day shall be treated as if received on the next Business Day. You warrant that all orders, Instructions and Confirmations received by you which will be transmitted to us for processing on a Business Day will have been received and time stamped prior to the Close of Trading on that Business Day. Instructions received after the 6 a.m. time set forth above shall be processed on the next Business Day. If specifically agreed to by us in writing, you may have the option of communicating Instructions to us by means other than DCC&S but such option will only be applicable to such Fund Accounts and for such periods as is specifically agreed to in advance.

E. In the event that NSCC systems are not functioning on a given Business Day, you shall transmit Instructions to us via facsimile within one hour of the time set forth above. However, this paragraph E will not be applicable to Instructions which have already been entered into DCC&S but not received by us. You must call the existence of any such Instructions to our attention and we will use commercially reasonable efforts to process those Instructions in a mutually satisfactory manner.

F. Net purchase and net redemption transactions shall be settled in accordance with NSCC rules and procedures. In the event that NSCC systems are not functioning on a given Business Day (1) for net purchase Instructions, you shall wire payment, or arrange for payment to be wired by your designated bank, in immediately available funds, to a Fund custodial account or accounts designated by us; and (2) for net redemption Instructions, we shall wire payment, or arrange for payment to be wired, in immediately available funds, to an account designated by you in the Application described in paragraph A above. Such wires must be received no later than the close of the Federal Bank on the Business Day such Instructions are received by us in accordance with Paragraph D above.

G. Nothing herein shall prevent a Fund from delaying or suspending the right of redemption in accordance with the provisions of the Investment Company Act of 1940, as amended, and the rules thereunder.

H. You shall be solely responsible for the accuracy of any Instruction transmitted to us via NSCC systems or otherwise and the transmission of such Instruction shall constitute your representation to us that the Instruction is accurate, complete and duly authorized by the Benefit Plan participant whose Fund shares are the subject of the Instruction. You shall assume responsibility for any loss to us or to a Fund caused by a cancellation or correction made subsequent to the date as of which an order or Instruction has been placed, and you will immediately pay such loss to us or such Fund upon notification. You agree to indemnify and hold us harmless with respect to any such losses including losses resulting from Instructions involving investments in incorrect Funds. In the event of a material error (in accordance with SEC guidelines) in the computation of a Fund(s)' net asset value per share ("NAV") or any dividend or capital gain distribution (each a "Pricing Error"), we shall notify you as soon as possible after discovery of the Pricing Error. We agree to correct and make all accounts whole for any pricing error and to notify you regarding such pricing error with the incorrect information as well as the correct information. We shall indemnify and hold you harmless from the effective date of this Agreement against any amount you are required to pay to Benefit Plans due to (1) the Fund's incorrect calculation of the daily net asset value, dividend rate, or capital gains distribution rate; or, (2) incorrect reporting of the daily net asset value, dividend rate, or capital gain distribution rate. Any gain to you, or the Benefit Plans, attributable to the incorrect calculation or reporting of the daily net asset value shall be immediately returned to the Fund. You agree to make a reasonable effort to recover from the Benefit Plans or Benefit Plan participants any material gain (in accordance with SEC guidelines) to you or the Benefit Plans as a result of the foregoing, but you are not required to take any legal action against such Benefit Plans. In no event, however, shall you be liable to the Fund for any such amounts, provided the overpayment was not caused by you or the Benefit Plans. You will submit an invoice to us for any material losses incurred by you or the Benefit Plans as a result of the foregoing, which shall be payable by us within sixty (60) days of receipt.

I. Each party shall notify the other of any errors or omissions in any information including the net asset value and distribution information set forth above, and interruptions in or delay or unavailability of, the means of transmittal of any such information as promptly as possible. You agree to maintain reasonable Errors and Omissions insurance coverage commensurate with your responsibilities under this Agreement.

                                SECOND AMENDMENT
                                       TO
                          FUND PARTICIPATION AGREEMENT
                                 BY AND BETWEEN
                        HARTFORD LIFE INSURANCE COMPANY,
                          FRANKLIN DISTRIBUTORS, INC.
                                      AND
                             TEMPLETON FUNDS, INC.

HARTFORD LIFE INSURANCE COMPANY, (hereinafter the "Company"), FRANKLIN/TEMPLETON DISTRIBUTORS, INC. (hereinafter the "Underwriter") and TEMPLETON FUNDS, INC. (hereinafter the "Fund") hereby enter into this Amendment as of the 1st day of January, 2002.

WHEREAS, Company, Underwriter and Fund previously entered into a Fund Participation Agreement ("Agreement") dated October 1, 1998, as amended on September 20, 2000.

NOW THEREFORE, the parties wish to further amend the Agreement as follows:

- Schedule A is hereby deleted in its entirety and replaced with the attached Schedule A.

IN WITNESS WHEREOF, each party has caused this Amendment to be executed in its name and on its behalf by its duly authorized representatives.

                                       FRANKLIN/TEMPLETON DISTRIBUTORS, INC.

                                       By:    /s/ Gregory E. Johnson
                                              ------------------------------
                                              Gregory E. Johnson, Chairman
                                              of the Board

                                       TEMPLETON FUNDS, INC.

                                       By:    /s/ David P. Goss
                                              ------------------------------
                                              David P. Goss, Vice President
                                              and Assistant Secretary

Accepted and agreed to:

HARTFORD LIFE INSURANCE COMPANY

By:    /s/ David Levenson
       ------------------------------
Name:  David Levenson
Title: Senior Vice President
Date:  5-15-02

                                   SCHEDULE A

                               SEPARATE ACCOUNTS

Each Separate Account established by resolution of the Board of Directors of the Company under the insurance laws of the State of Connecticut to set aside and invest assets attributable to the Contracts. Currently, those Separate Accounts are as follows:

401 MARKET

K, K1, K2, K3, K4
TK, TK1, TK2, TK3, TK4
VK, VK1, VK2, VK3, VK4
UK, UK1, UK2, UK3, UK4

403 AND 457 MARKETS

DCI, DCII, DCIII, DCIV, DCV, DCVI, 457, 403, UFC, Eleven

                                   PORTFOLIOS

Templeton Foreign Fund -- Class A and R

                                    A-1